Exhibit 99.1

Contact: David Plautz (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended December 31, 2025

MILWAUKEE— February 13, 2026 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the fourth quarter ended December 31, 2025.

Fourth Quarter Consolidated Results

•	Reported revenue increased 4.5% to $393.4 million in the fourth quarter of 2025 versus last year’s fourth quarter results of $376.4 million. On a local currency basis(1), revenue increased 2.0%.
•
Reported operating income decreased 9.1% to $38.2 million compared to $42.0 million recorded in the fourth quarter of 2024. In the fourth quarter of 2025, the Company recorded $6.3 million of costs related to its Portfolio Optimization Plan versus last year’s $0.9 million in the fourth quarter. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) were both flat in the fourth quarter.

•
Reported earnings per share decreased 15.5% to 60 cents in the fourth quarter of 2025 compared to 71 cents in the fourth quarter of 2024. Local currency adjusted diluted EPS(1) increased 6.2% in the fourth quarter.

“Sensient delivered strong results in 2025 driven by exceptional new sales wins.  We executed on our strategy, delivered meaningful value to our customers, and strengthened our position for the opportunities ahead.  I remain very confident about our performance and the momentum we have going forward,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2025 February 13, 2026	Page 2
Fourth Quarter Group Results

	Reported		Local Currency(1)
Revenue	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	-0.6%	-0.9%	-2.4%	-1.3%
Color	10.9%	8.1%	7.0%	7.4%
Asia Pacific	-1.0%	3.5%	-1.9%	2.4%
Total Revenue	4.5%	3.5%	2.0%	2.9%

	Reported		Local Currency Adjusted(1)
Operating Income	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	-10.0%	3.8%	-11.6%	3.4%
Color	12.2%	18.2%	7.2%	16.9%
Asia Pacific	2.4%	6.3%	0.6%	3.8%
Total Operating Income	-9.1%	8.1%	-0.4%	11.1%

The Flavors & Extracts Group reported fourth quarter 2025 revenue of $187.0 million, a decrease of $1.1 million versus the prior year’s fourth quarter. The Group’s revenue was unfavorably impacted by lower volumes, particularly in the agricultural ingredients product line.  This decline was partially offset by higher prices. Segment operating income was $19.2 million in the fourth quarter of 2025, a decrease of $2.1 million compared to the prior year’s fourth quarter. The decrease in segment operating income was driven by the decline in the volume in the agricultural ingredients product line along with a one-time charge of approximately $3 million stemming from the impact of severe rains from atmospheric river events late in the year that disrupted the harvest and production.

The Color Group reported revenue of $175.4 million in the fourth quarter of 2025, an increase of $17.3 million compared to the prior year’s fourth quarter. The Group’s revenue increase was driven by strong volume growth and higher prices in the food and pharmaceutical product lines. Segment operating income was $29.8 million in the fourth quarter of 2025, an increase of $3.2 million compared to the prior year’s fourth quarter results.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2025 February 13, 2026	Page 3
The Asia Pacific Group reported revenue of $41.4 million in the fourth quarter of 2025, a decrease of $0.4 million compared to the prior year’s fourth quarter. Segment operating income was $8.7 million in the quarter, an increase of $0.2 million compared to the prior year’s fourth quarter.

Corporate & Other reported operating expenses were $19.5 million in the fourth quarter of 2025, compared to $14.4 million of operating expenses reported in the prior year’s fourth quarter. The higher operating expenses were primarily due to higher Portfolio Optimization Plan costs in the quarter. Local currency adjusted operating expenses(1) for Corporate & Other decreased $0.3 million compared to the prior year’s fourth quarter, primarily due to lower performance-based compensation costs recorded in 2025.

2026 OUTLOOK

Metric	Current Guidance

Local Currency Revenue(1)	Mid-Single-Digit to Double-Digit Growth

Local Currency Adjusted EBITDA(1)	Mid-Single-Digit to Double-Digit Growth

Diluted EPS (GAAP)	Between $3.60 and $3.80*

Local Currency Adjusted Diluted EPS(1)	Mid-Single-Digit to High Single-Digit Growth

*Based on current exchange rates, foreign currency impact is expected to be immaterial for the year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2025 February 13, 2026	Page 4
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2025 fourth quarter financial results at 8:30 a.m. CST on Friday, February 13, 2026. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through February 20, 2026 by calling (855) 669-9658 and using access code 4128932. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after February 18, 2026.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2025 February 13, 2026	Page 5
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including in the quote from our Chairman, President, and Chief Executive Officer and under “2026 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 6
Consolidated Statements of Earnings	Three Months Ended December 31,			Year Ended December 31,

	2025	2024	% Change	2025	2024	% Change

Revenue	$393,447	$376,420	4.5%	$1,612,111	$1,557,228	3.5%

Cost of products sold	270,098	257,002	5.1%	1,072,811	1,050,135	2.2%
Selling and administrative expenses	85,163	77,422	10.0%	332,172	315,514	5.3%

Operating income	38,186	41,996	(9.1%)	207,128	191,579	8.1%
Interest expense	7,521	6,387		29,581	28,781

Earnings before income taxes	30,665	35,609		177,547	162,798
Income taxes	5,181	5,505		43,058	38,132

Net earnings	$25,484	$30,104	(15.3%)	$134,489	$124,666	7.9%

Earnings per share of common stock:
Basic	$0.60	$0.71		$3.18	$2.96

Diluted	$0.60	$0.71		$3.16	$2.94

Average common shares outstanding:
Basic	42,254	42,163		42,236	42,145

Diluted	42,669	42,454		42,595	42,396

Results by Segment	Three Months Ended December 31,			Year Ended December 31,

Revenue	2025	2024	% Change	2025	2024	% Change

Flavors & Extracts	$187,041	$188,114	(0.6%)	$786,943	$793,698	(0.9%)
Color	175,407	158,134	10.9%	700,595	647,939	8.1%
Asia Pacific	41,429	41,861	(1.0%)	168,156	162,525	3.5%
Intersegment elimination	(10,430)	(11,689)		(43,583)	(46,934)

Consolidated	$393,447	$376,420	4.5%	$1,612,111	$1,557,228	3.5%

Operating Income

Flavors & Extracts	$19,208	$21,345	(10.0%)	$100,741	$97,094	3.8%
Color	29,771	26,542	12.2%	141,279	119,529	18.2%
Asia Pacific	8,696	8,495	2.4%	36,622	34,458	6.3%
Corporate & Other	(19,489)	(14,386)		(71,514)	(59,502)

Consolidated	$38,186	$41,996	(9.1%)	$207,128	$191,579	8.1%

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 7
Consolidated Condensed Balance Sheets	December 31,	December 31,
	2025	2024

Cash and cash equivalents	$36,533	$26,626
Trade accounts receivable	305,380	290,087
Inventories	678,220	600,302
Prepaid expenses and other current assets	59,717	44,871
Fixed assets held for sale	1,598	-
Total Current Assets	1,081,448	961,886

Goodwill & intangible assets (net)	449,827	423,658
Property, plant, and equipment (net)	539,296	491,587
Other assets	173,566	146,663

Total Assets	$2,244,137	$2,023,794

Trade accounts payable	$138,344	$139,052
Short-term borrowings	352	19,848
Other current liabilities	124,887	111,739
Total Current Liabilities	263,583	270,639

Long-term debt	709,232	613,523
Accrued employee and retiree benefits	24,045	24,499
Other liabilities	53,763	54,147
Shareholders' Equity	1,193,514	1,060,986

Total Liabilities and Shareholders' Equity	$2,244,137	$2,023,794

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 8
Consolidated Statements of Cash Flows
Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net earnings	$134,489	$124,666
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	61,098	60,329
Share-based compensation expense	13,946	10,084
Net loss (gain) on assets	289	(140)
Portfolio Optimization Plan costs	5,273	1,415
Deferred income taxes	(2,705)	(18,598)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,106)	(29,638)
Inventories	(62,226)	(18,295)
Prepaid expenses and other assets	(19,036)	(5,407)
Trade accounts payable and other accrued expenses	(1,445)	8,995
Accrued salaries, wages, and withholdings	(5,093)	22,518
Income taxes	1,839	(810)
Other liabilities	2,503	2,032

Net cash provided by operating activities	127,826	157,151

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(89,409)	(59,212)
Proceeds from sale of assets	496	339
Acquisition of new business	(4,867)	-
Other investing activities	1,098	(336)

Net cash used in investing activities	(92,682)	(59,209)

Cash flows from financing activities:
Proceeds from additional borrowings	216,485	159,321
Debt payments	(177,592)	(167,073)
Dividends paid	(69,614)	(69,399)
Other financing activities	(4,314)	(4,395)

Net cash used in financing activities	(35,035)	(81,546)

Effect of exchange rate changes on cash and cash equivalents	9,798	(18,704)

Net increase (decrease) in cash and cash equivalents	9,907	(2,308)
Cash and cash equivalents at beginning of period	26,626	28,934
Cash and cash equivalents at end of period	$36,533	$26,626

Supplemental Information
Year Ended December 31,	2025	2024

Dividends paid per share	$1.64	$1.64

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 9
Reconciliation of Non-GAAP Amounts

The Company's results for the three and twelve months ended December 31, 2025 and 2024 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Operating income (GAAP)	$38,186	$41,996	(9.1%)	$207,128	$191,579	8.1%
Portfolio Optimization Plan costs – Cost of products sold	3,279	839		7,531	1,362
Portfolio Optimization Plan costs – Selling and administrative expenses	3,001	17		8,275	5,269
Adjusted operating income	$44,466	$42,852	3.8%	$222,934	$198,210	12.5%

Net earnings (GAAP)	$25,484	$30,104	(15.3%)	$134,489	$124,666	7.9%
Portfolio Optimization Plan costs, before tax	6,280	856		15,806	6,631
Tax impact of Portfolio Optimization Plan costs(1)	(1,133)	(3,570)		(2,001)	(4,156)
Adjusted net earnings	$30,631	$27,390	11.8%	$148,294	$127,141	16.6%

Diluted earnings per share (GAAP)	$0.60	$0.71	(15.5%)	$3.16	$2.94	7.5%
Portfolio Optimization Plan costs, net of tax	0.12	(0.06)		0.32	0.06
Adjusted diluted earnings per share	$0.72	$0.65	10.8%	$3.48	$3.00	16.0%

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended December 31,
			Adjusted			Adjusted
Operating Income	2025	Adjustments(2)	2025	2024	Adjustments(2)	2024

Flavors & Extracts	$19,208	$-	$19,208	$21,345	$-	$21,345
Color	29,771	-	29,771	26,542	-	26,542
Asia Pacific	8,696	-	8,696	8,495	-	8,495
Corporate & Other	(19,489)	6,280	(13,209)	(14,386)	856	(13,530)

Consolidated	$38,186	$6,280	$44,466	$41,996	$856	$42,852

	Year Ended December 31,
			Adjusted			Adjusted
Operating Income	2025	Adjustments(2)	2025	2024	Adjustments(2)	2024

Flavors & Extracts	$100,741	$-	$100,741	$97,094	$-	$97,094
Color	141,279	-	141,279	119,529	-	119,529
Asia Pacific	36,622	-	36,622	34,458	-	34,458
Corporate & Other	(71,514)	15,806	(55,708)	(59,502)	6,631	(52,871)

Consolidated	$207,128	$15,806	$222,934	$191,579	$6,631	$198,210

(2) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation (Unaudited)	Page 10
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2025 results compared to the 2024 results for the corresponding periods.

	Three Months Ended December 31, 2025
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	(0.6%)	1.8%	N/A	(2.4%)
Color	10.9%	3.9%	N/A	7.0%
Asia Pacific	(1.0%)	0.9%	N/A	(1.9%)
Total Revenue	4.5%	2.5%	N/A	2.0%

Operating Income
Flavors & Extracts	(10.0%)	1.6%	0.0%	(11.6%)
Color	12.2%	5.0%	0.0%	7.2%
Asia Pacific	2.4%	1.8%	0.0%	0.6%
Corporate & Other	35.5%	0.0%	37.9%	(2.4%)
Total Operating Income	(9.1%)	4.2%	(12.9%)	(0.4%)
Diluted Earnings Per Share	(15.5%)	4.2%	(25.9%)	6.2%
Adjusted EBITDA	3.2%	3.4%	N/A	(0.2%)

	Year Ended December 31, 2025
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	(0.9%)	0.4%	N/A	(1.3%)
Color	8.1%	0.7%	N/A	7.4%
Asia Pacific	3.5%	1.1%	N/A	2.4%
Total Revenue	3.5%	0.6%	N/A	2.9%

Operating Income
Flavors & Extracts	3.8%	0.4%	0.0%	3.4%
Color	18.2%	1.3%	0.0%	16.9%
Asia Pacific	6.3%	2.5%	0.0%	3.8%
Corporate & Other	20.2%	0.0%	14.8%	5.4%
Total Operating Income	8.1%	1.4%	(4.4%)	11.1%
Diluted Earnings Per Share	7.5%	1.4%	(8.6%)	14.7%
Adjusted EBITDA	10.9%	1.1%	N/A	9.8%

(3) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 11
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and twelve months ended December 31, 2025 and 2024.

	Three Months Ended December 31,			Year Ended December 31,

	2025	2024	% Change	2025	2024	% Change
Operating income (GAAP)	$38,186	$41,996	(9.1%)	$207,128	$191,579	8.1%
Depreciation and amortization	15,208	15,144		61,098	60,329
Share-based compensation expense	3,362	3,104		13,946	10,084
Portfolio Optimization Plan costs, before tax	6,280	856		15,806	6,631
Adjusted EBITDA	$63,036	$61,100	3.2%	$297,978	$268,623	10.9%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the year ended December 31, 2025 and 2024.

	Year Ended December 31,
Debt	2025	2024
Short-term borrowings	$352	$19,848
Long-term debt	709,232	613,523
Credit Agreement adjustments(4)	(22,544)	(13,129)
Net Debt	$687,040	$620,242

Operating income (GAAP)	$207,128	$191,579
Depreciation and amortization	61,098	60,329
Share-based compensation expense	13,946	10,084
Portfolio Optimization Plan costs, before tax	15,806	6,631
Other non-operating gains(5)	(1,048)	(905)
Credit Adjusted EBITDA	$296,930	$267,718

Net Debt to Credit Adjusted EBITDA	2.3x	2.3x

(4) Adjustments include cash and cash equivalents, as described in the Company's Fourth Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.

(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.